Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 14, 2022

between

DICK’S SPORTING GOODS, INC.

and

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

$750,000,000 3.150% SENIOR NOTES DUE 2032

$750,000,000 4.100% SENIOR NOTES DUE 2052

EXECUTION VERSION

Table of Contents

ARTICLE I
DEFINITIONS
SECTION 1.1 Certain Terms Defined in the Base Indenture	1
SECTION 1.2 Definitions	1
SECTION 1.3 Other Definitions	4

ARTICLE II
FORM AND TERMS OF THE NOTES
SECTION 2.1 Form and Dating	5
SECTION 2.2 Certain Terms of the Notes	7
SECTION 2.3 Optional Redemption	8
SECTION 2.4 Offer to Repurchase Upon a Change of Control Triggering Event	8

ARTICLE III
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 3.1 Covenant Defeasance	10

ARTICLE IV
[RESERVED.]

ARTICLE V
MISCELLANEOUS
SECTION 5.1 Relationship with Indenture	10
SECTION 5.2 Trust Indenture Act Controls	11
SECTION 5.3 Governing Law	11
SECTION 5.4 Counterparts	11
SECTION 5.5 Severability	11
SECTION 5.6 Ratification	11
SECTION 5.7 Headings	11
SECTION 5.8 Effectiveness	11

EXHIBIT A — Form of 3.150% Senior Notes due 2032

EXHIBIT B — Form of 4.100% Senior Notes due 2052

i

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of January 14, 2022 (this “First Supplemental Indenture”), by and between DICK’S SPORTING GOODS, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a duly organized and existing national banking association under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of January 14, 2022 (the “Base Indenture”; and together with this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of an unlimited number of Series of Securities from time to time;

WHEREAS, the Base Indenture provides that the Securities of a Series shall be in the form and shall have such terms and provisions as may be established in one or more supplemental indentures thereto;

WHEREAS, the Company has determined to issue the 3.150% Senior Notes due 2032 (the “2032 Notes”) and 4.100% Senior Notes due 2052 (the “2052 Notes”, and together with the 2032 Notes, the “Notes”), under the Indenture pursuant to the terms of this First Supplemental Indenture and substantially in the forms set forth in Exhibit A hereto for the 2032 Notes and Exhibit B hereto for the 2052 Notes, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture; and

WHEREAS, the Company, by action duly taken, has authorized the execution of this First Supplemental Indenture and the issuance of the Notes;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the promises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this First Supplemental Indenture, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms Defined in the Base Indenture.

For purposes of this First Supplemental Indenture and the Notes, all capitalized terms used but not defined herein or therein, as applicable, shall have the meanings ascribed to such terms in the Base Indenture.

SECTION 1.2 Definitions.

For the benefit of the Holders, Section 1.1 of the Base Indenture shall be amended by adding or substituting, as applicable, the following new definitions:

“2032 Notes” shall have the meaning assigned to that term in the recitals to this First Supplemental Indenture.

“2052 Notes” shall have the meaning assigned to that term in the recitals to this First Supplemental Indenture.

“Affiliated Party” means, with respect to any natural Person, (A) any other Person for which such natural Person (or such natural Person’s estate) has dispositive or voting power with respect to any of the Company’s Voting Stock held by such other Person; (B) any trust the beneficiaries of which consist solely of such natural Person, any Immediate Family Member of such natural Person or any Person described in clause (A); (C) the trustees, legal representatives, beneficiaries or beneficial owners (in each case, solely in such capacity and not in their individual or other capacities) of any such Person referred to in clause (A) or (B); (D) the estates of such natural Person (it being understood, for the avoidance of doubt, that this clause (D) will not include any Person to whom any securities are transferred from any such estate); and (E) the Immediate Family Members of such natural Person.

“Applicable Par Call Date” means, (1) in the case of the 2032 Notes, October 15, 2031 and (2) in the case of the 2052 Notes, July 15, 2051.

“Below Investment Grade Rating Event” means the rating on the Notes of a Series is lowered by both Rating Agencies and the Notes of such Series are rated below an Investment Grade Rating by both of the Rating Agencies, in each case, on any date from the date of the public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such Series is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of “Change of Control Triggering Event”) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the Notes of such Series during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one or more of its Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, other than the (x) Company or any of its Subsidiaries, (y) any Permitted Person or (z) any employee benefit plan of any such person or any of its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of all of the Company’s Voting Stock; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (A) the Company becomes a direct or indirect wholly owned subsidiary of another person and (B) either (i) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such person immediately after giving effect to such transaction or (ii) immediately following such transaction, no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting power of all of the Voting Stock of such person.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to the Notes of a Series.

“Global Notes” means, individually and collectively, (1) with respect to the 2032 Notes, each of the Notes of such Series in the form of global Securities registered in the name of the Depository or its nominee, substantially in the form of Exhibit A attached hereto, and (2) with respect to the 2052 Notes, each of the Notes of such Series in the form of global Securities registered in the name of the Depository or its nominee, substantially in the form of Exhibit B attached hereto.

“Immediate Family Member” means, with respect to any specified natural Person, any other natural Person that has any relationship to such specified natural Person by blood, marriage or adoption that is not more remote than first cousin.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

“Issue Date” means January 14, 2022.

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” shall have the meaning assigned to that term in the recitals to this First Supplemental Indenture.

“Permitted Person” means (A) any of Edward W. Stack and his Affiliated Parties; and (B) any “group” within the meaning of Section 13(d) of the Exchange Act of which any of the Persons described in clause (A) are members; provided that without giving effect to the existence of such group or any other group, any of the Persons described in clause (A), collectively, beneficially own Voting Stock of the Company representing 50% or more of the total voting power of the Voting Stock of the Company then held by such group.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes of a Series or fails to make a rating of the Notes of a Series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date if such note matured on the Applicable Par Call Date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

“S&P” means Standard & Poor’s Ratings Services, Standard & Poor’s Financial Services LLC business.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

SECTION 1.3 Other Definitions.

TERM	DEFINED IN SECTION
“Additional Notes”	2.2
“Change of Control Offer”	2.4
“Change of Control Payment”	2.4
“Change of Control Payment Date”	2.4
“Depository”	2.1
“H.15”	1.2
“Remaining Life”	1.2

ARTICLE II

FORM AND TERMS OF THE NOTES

SECTION 2.1 Form and Dating.

The 2032 Notes shall be substantially in the form of Exhibit A attached hereto. The 2052 Notes shall be substantially in the form of Exhibit B attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture; and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in the Notes, the Indenture shall govern.

The Notes of each Series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(a) Global Notes. The Notes of each Series designated herein shall be issued initially in the form of one or more Global Notes of such Series, which shall be held by the Trustee as custodian for The Depository Trust Company, New York, New York (the “Depository”), and registered in the name of Cede & Co., the Depository’s nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of outstanding Notes of each Series may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

Unless and until a Global Note is exchanged for Notes registered in the names of Holders other than the Depository or its nominee pursuant to Section 2.15(b) of the Base Indenture, such Global Note may not be transferred except as a whole by the Depository to its nominee or by its nominee to the Depository or another nominee of the Depository or by the Depository or any of its nominees to a successor depository or any nominee of such successor depository. Upon the occurrence of the events specified in Section 2.15(b) of the Base Indenture in relation thereto, the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depository or the nominee of the Depository and shall be held by the Trustee as custodian for the Depository.

Participants of the Depository shall have no rights either under the Indenture or with respect to any Global Notes. The Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

(c) Definitive Notes. Definitive Notes issued in physical, certificated form, registered in the name of the beneficial owner thereof, with respect to the 2032 Notes, shall be substantially in the form of Exhibit A attached hereto, and with respect to the 2052 Notes, shall be substantially in the form of Exhibit B attached hereto, but, in each case, without including the text referred to therein as applying only to Global Notes. Except as provided above in subsection (a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(d) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the Indenture and the procedures of the Depository therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

(e) Paying Agent and Registrar. The Company appoints the Trustee as the initial Paying Agent of the Company for the payment of the principal of (and premium, if any) and interest on, the Notes, and the Corporate Trust Office of the Trustee be, and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and this First Supplemental Indenture and the Indenture pursuant to which the Notes are to be issued may be made. The Company appoints the Trustee as the initial Registrar with respect to the Notes.

SECTION 2.2 Certain Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a) Title. There is hereby established (i) a Series of Securities having the title “3.150% Senior Notes due 2032” and (ii) a Series of Securities having the title “4.100% Senior Notes due 2052.”

(b) Principal Amount. The 3.150% Senior Notes due 2032 will be initially issued in an aggregate principal amount of $750,000,000, and the 4.100% Senior Notes due 2052 will be initially issued in an aggregate principal amount of $750,000,000. The Company may, from time to time, without the consent of the Holders of the Notes of any Series, issue additional notes (“Additional Notes”) having the same terms as the Notes of such Series in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single Series with the Notes of such Series for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes of such Series issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(c) Ranking. The Notes shall rank as unsecured, unsubordinated Securities.

(d) Maturity Date. The entire outstanding principal of the 2032 Notes shall be payable on January 15, 2032, and the entire outstanding principal of the 2052 Notes shall be payable on January 15, 2052.

(e) Notes Interest Rate. The rate at which the 2032 Notes shall bear interest shall be 3.150% per annum, and the rate at which the 2052 Notes shall bear interest shall be 4.100% per annum, in each case calculated on the basis of a 360-day year of twelve 30-day months. The interest payment dates for the Notes shall be the 15th day of January and July of each year, beginning on July 15, 2022. The Company will pay interest on the Notes, in arrears, to the Holders of such Notes (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the January 1st and July 1st (whether or not a Business Day) preceding the applicable interest payment date, respectively. If an interest payment date with respect to the 2032 Notes or the 2052 Notes falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such interest payment date and no interest shall accrue in respect of the delay.

(f) Interest Generally. The date from which interest shall accrue on the Notes shall be January 14, 2022, or the most recent interest payment date to which interest has been paid or duly provided for. Payment of principal, premium, if any, and interest on, the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on the Notes may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(g) No Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

SECTION 2.3 Optional Redemption.

(a) Applicability of Article III. The provisions of Article III of the Base Indenture shall apply to the Notes, as supplemented by Sections 2.3(b) and (c) below and the last paragraph of Section 2.4.

(b) Make Whole Redemption. Prior to the Applicable Par Call Date, the Company may redeem either Series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (x) in the case of the 2032 Notes, 25 basis points and (y) in the case of the 2052 Notes, 30 basis points, and (2) 100% of the principal amount of the Notes of such Series to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

(c) Par Redemption. On or after the Applicable Par Call Date, the Company may redeem either Series of Notes, at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such Series to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(d) Determination Binding. The Company’s actions and determinations in determining the applicable redemption price shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.4 Offer to Repurchase Upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs with respect to the Notes of either Series, unless the Company has exercised its right to redeem the Notes of such Series as described in Section 2.3 or has exercised its option to satisfy and discharge the Indenture with respect to the Notes of such Series as set forth in Article XI of the Base Indenture, Holders of such Notes shall have the right to require the Company to repurchase all or any part in an integral multiple of $1,000 of their Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased to, but, excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail or otherwise deliver a notice to Holders of the Notes subject to such offer describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The notice shall, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of either Series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company shall only be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party purchases all 2032 Notes and 2052 Notes, as applicable, properly tendered and not withdrawn under its offer.

On the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly deliver to each Holder who has properly tendered Notes the applicable Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000.

The Company’s obligation to repurchase the Notes of either Series upon a Change of Control Triggering Event may be waived by the Holders of not less than a majority of the outstanding Notes of such Series affected by such waiver in accordance with Section 9.2 of the Base Indenture.

If Holders of not less than 90% in aggregate principal amount of the Notes of either Series validly tender and do not withdraw such notes in an offer to repurchase the Notes of such Series in connection with a Change of Control Triggering Event and the Company purchases all of the Notes of such Series validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the Holders of Notes of such Series and the Trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

ARTICLE III

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Article VIII of the Base Indenture shall apply to the Notes, with the modifications set forth below:

SECTION 3.1 Covenant Defeasance. With respect to the Notes of each Series, the phrase “covenants specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2, with respect to the outstanding Securities of the applicable Series” shall include Section 2.4 (Offer to Repurchase Upon a Change of Control Triggering Event) of this First Supplemental Indenture.

ARTICLE IV

[RESERVED.]

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Relationship with Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling. In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this First Supplemental Indenture.

SECTION 5.2 Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 5.3 Governing Law.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.4 Counterparts.

The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same First Supplemental Indenture.

SECTION 5.5 Severability.

Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 5.6 Ratification.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

SECTION 5.7 Headings.

The Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction thereof.

SECTION 5.8 Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

DICK’S SPORTING GOODS, INC.

By:	/s/ Navdeep Gupta
Name: Navdeep Gupta
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

By:	/s/ Robert P. Pavlovic
Name: Robert P. Pavlovic
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

Form of 3.150% Senior Notes due 2032

[Include the following legend on each Note that is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

DICK’S SPORTING GOODS, INC.

3.150% Senior Notes due 2032

REGISTERED	[INITIAL][1] PRINCIPAL AMOUNT: $[ ]
No.
CUSIP: 253393 AF9
ISIN: US253393AF94

DICK’S SPORTING GOODS, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [    ] / [Cede & Co.]2, or registered assigns, the principal sum of [    ] ($[    ]) [or such other amount set forth on the Schedule of Increases and Decreases]3 on January 15, 2032 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from January 14, 2022 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at the rate of 3.150% per annum, on the 15th day of January and July of each year (each such date, an “Interest Payment Date”), beginning on July 15, 2022, until the principal hereof is paid or made available for payment.

[1]	Insert in Global Notes only.
[2]	Insert in Global Notes only.
[3]	Insert in Global Notes only.

(1) Payment of Interest. The Company will pay interest on this Note, in arrears, to the Holders of this Note (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the January 1st and July 1st (whether or not a Business Day) preceding the applicable Interest Payment Date.

(2) Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(3) Time of Payment. If an Interest Payment Date with respect to the Notes falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue in respect of the delay.

(4) General. This Note is one of a duly authorized Series of Securities of the Company, designated as “3.150% Senior Notes due 2032” (collectively, the “Notes”), initially in an aggregate principal amount of [ ] DOLLARS ($[ ]), issued under an indenture (the “Base Indenture”), dated as of January 14, 2022, between the Company and U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of January 14, 2022 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Note, the Indenture shall govern.

(5) Further Issuance. The Company may, from time to time, without the consent of the Holders of the Notes, issue additional notes (“Additional Notes”) having the same terms as the Notes in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single Series with the Notes for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(6) Ranking. The Notes shall rank as unsecured, unsubordinated Securities.

(7) Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

(8) Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

(9) Optional Redemption. (a) Prior to October 15, 2031, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

(b) On or after October 15, 2031, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(10) Offer to Repurchase Upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above under paragraph (9) (“Optional Redemption”) or has exercised its option to satisfy and discharge the Indenture with respect to the Notes, Holders of the Notes shall have the right to require the Company to repurchase all or any part of their Notes for a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, as further described in the Indenture.

(11) Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and Events of Default, in each case which provisions shall apply to this Note.

(12) Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to waive on behalf of all of the Holders of the Notes certain past defaults under the Indenture and their consequences.

(13) Registration of Transfer or Exchange. The Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Prior to due presentment of the Notes for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name the Notes are registered in the register kept by the Registrar as the owner of the Notes for the purpose of receiving payment of principal of and (subject to the record date provisions thereof) interest on and any Additional Amounts with respect to, the Notes and for all other purposes whatsoever, whether or not any payment with respect to the Notes shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(14) Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

(15) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:    , 2022

DICK’S SPORTING GOODS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

By:
Name:
Title:

Dated:    , 2022

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power or substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature of Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

Form of 4.100% Senior Notes due 2052

[Include the following legend on each Note that is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

DICK’S SPORTING GOODS, INC.

4.100% Senior Notes due 2052

REGISTERED	[INITIAL][4] PRINCIPAL AMOUNT: $[ ]
No.
CUSIP: 253393 AG7
ISIN: US253393AG77

DICK’S SPORTING GOODS, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ] / [Cede & Co.]5, or registered assigns, the principal sum of [ ] ($[ ]) [or such other amount set forth on the Schedule of Increases and Decreases]6 on January 15, 2052 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from January 14, 2022 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at the rate of 4.100% per annum, on the 15th day of January and July of each year (each such date, an “Interest Payment Date”), commencing on July 15, 2022, until the principal hereof is paid or made available for payment.

[4]	Insert in Global Notes only.
[5]	Insert in Global Notes only.
[6]	Insert in Global Notes only.

(1) Payment of Interest. The Company will pay interest on this Note, in arrears, to the Holders of this Note (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the January 1st and July 1st (whether or not a Business Day), preceding the applicable Interest Payment Date.

(2) Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(3) Time of Payment. If an Interest Payment Date with respect to the Notes falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue in respect of the delay.

(4) General. This Note is one of a duly authorized Series of Securities of the Company, designated as “4.100% Senior Notes due 2052” (collectively, the “Notes”), initially in an aggregate principal amount of [ ] DOLLARS ($[ ]), issued under an indenture (the “Base Indenture”), dated as of January 14, 2022, between the Company and U.S. Bank National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of January 14, 2022 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Note, the Indenture shall govern.

(5) Further Issuance. The Company may, from time to time, without the consent of the Holders of the Notes, issue additional notes (“Additional Notes”) having the same terms as the Notes in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single Series with the Notes for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(6) Ranking. The Notes shall rank as unsecured, unsubordinated Securities.

(7) Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

(8) Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

(9) Optional Redemption. (a) Prior to July 15, 2051, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

(b) On or after July 15, 2051, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(10) Offer to Repurchase Upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above under paragraph (9) (“Optional Redemption”) or has exercised its option to satisfy and discharge the Indenture with respect to the Notes, Holders of the Notes shall have the right to require the Company to repurchase all or any part of their Notes for a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, as further described in the Indenture.

(11) Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and Events of Default, in each case which provisions shall apply to this Note.

(12) Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to waive on behalf of all of the Holders of the Notes certain past defaults under the Indenture and their consequences.

(13) Registration of Transfer or Exchange. The Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Prior to due presentment of the Notes for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name the Notes are registered in the register kept by the Registrar as the owner of the Notes for the purpose of receiving payment of principal of and (subject to the record date provisions thereof) interest on and any Additional Amounts with respect to, the Notes and for all other purposes whatsoever, whether or not any payment with respect to the Notes shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(14) Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

(15) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: , 2022

DICK’S SPORTING GOODS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee

By:
Name:
Title:

Dated: , 2022

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power or substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature of Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian